UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

General Employment Enterprises, Inc. (the “Company”) filed a Cumulative Report of Changes in Issued Shares and Paid-In Capital (the “Cumulative Report”) together with the Articles of Amendment to its Amended and Restated Certificate of Incorporation (the “Articles of Amendment”) with the Secretary of State of Illinois (i) to effect a one-for-ten reverse stock split whereby every ten (10) shares of the authorized, issued and outstanding shares of common stock, no par value per share (the “Common Stock”) shall be combined into one (1) share of authorized, issued and outstanding Common Stock (the “Reverse Stock Split”) of the Company; and (ii) to increase the total number of authorized shares of Common Stock of the Company from 20,000,000, post Reverse Stock Split, to 200,000,000 (the “Capital Increase”). The Reverse Stock Split and the Capital Increase, which were approved by the Company’s shareholders at the annual meeting held on September 15, 2015, became effective on October 9, 2015.

Immediately prior to the Reverse Stock Split, there were 88,930,252 shares of Common Stock outstanding. After the Reverse Stock Split, there will be approximately 8,893,025 shares outstanding. The Common Stock after giving effect to the Reverse Stock Split will not be different from the Common Stock held by the Company's shareholders prior to the Reverse Stock Split. The shareholders will have the same relative rights following the effective date of the Reverse Stock Split as they had prior to the Reverse Stock Split, except to the extent that there are minor changes to the proportion of shares that they own caused by the rounding up of fractional shares to the nearest whole share.

The Capital Increase will not have any immediate effect on the rights of existing shareholders. The Board of Directors of the Company will, however, have the authority to issue authorized Common Stock without requiring future shareholder approval of such issuances, except as may be required by our Articles of Incorporation or the rules of NYSE MKT or any other stock exchange on which the Common Stock is traded or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders’ percentage of equity ownership in us and, depending on the price at which they are issued, could be dilutive to the existing shareholders.

The Capital Increase and the subsequent issuance of additional shares could have the effect of delaying or preventing a change in control of the Company without further action by our shareholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of us more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire control of the Company. While it may be deemed to have potential anti-takeover effects, the Capital Increase is not prompted by any specific effort or takeover threat currently perceived by the Board of Directors or management.

Copies of the Articles of Amendment reflecting the Reverse Stock Split and the Capital Increase are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company Reflecting the Reverse Stock Split.

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company Reflecting the Capital Increase.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: October 9, 2015	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer